Exhibit 99.1
[Logo]                  RWE Acquisition Update #29

November 13, 2002


This is an update on the RWE/Thames transaction for American Water associates. Future updates will be distributed in the coming weeks via email. They are then archived, along with other important materials, in the "RWE Acquisition Update" database on Lotus Notes. The information contained in this Update will also be filed with the US Securities and Exchange Commission and can be viewed by accessing the commission's EDGAR database at http://www.sec.gov/edgar.shtml.


Recent media reports in some areas, such as West Virginia, have sought to portray the environmental record of Thames Water in the UK in a negative light. We want to reassure you that this is not the case. The majority of what has been reported is information which comes from a public interest group called Public Citizen, who strongly opposes the privatization of water in the United States and throughout the world. They misrepresent information that Thames has previously refuted in the public record.

We believe it is important to provide you with an update that sets out the true facts about the environmental record of Thames so that you can be absolutely clear about the good work Thames Water has undertaken in the UK and around the world. This update lays out Thames' environmental achievements in the UK in recent years and also includes a letter which was recently sent to the New Jersey Board of Public Utilities.

Thames takes its environmental responsibilities very seriously. The environment is at the heart of the business, with responsibility for delivering environmental performance not only with the CEO, but with all employees. In addition, Thames publishes an independently verified Environmental Review, which provides an overview of the company's environmental performance across all its global water and wastewater operations. Thames has been publishing this review in the UK for ten years and it documents the company's continuing dedication to environmental protection and sustainable use of resources.

This publication is available on the Internet at http: www.thames-water.com. Once you enter the Thames website, click on "Environment and Community" and then click on "Caring for the Environment." The Environmental Review 2002 can be found under the "Environmental Reporting" section.


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Facts about Thames Water in the UK


o Thames Water has invested nearly $8 billion in infrastructure improvements in its UK operations since privatization in 1989 (both water and wastewater).

o Of the $8 billion invested since 1989, Thames Water has invested over $2 billion at sewage treatment works, helping to improve the River Thames, which was once officially classified as a "dead" river to the point where it is now the world's cleanest metropolitan river, home to over 120 species of fish.

o Over $500 million has been invested in advanced water treatment technology and now 99.9% of water sampled complies with strict UK and European Union (EU) regulations.

o Since 1995, Thames Water has spent over $350 million to renovate over 2,800 miles of water mains boosting supplies to over 1 million people.

o Thames Water is the largest water and wastewater company in the UK, with over 50,000 miles of sewer pipes which provide wastewater services to 25% of the population.

o Thames Water maintains a combined (both sanitary and storm flows) sewer system with 50,000 miles of sewer, 2,500 sewage-pumping stations and 354 sewage treatment works in England alone. The system treats approximately 1 billion gallons of wastewater per day.

o Bearing in mind that Thames is responsible for over 25% of the population, per capita the amount of fines Thames has received is actually not large, e.g. Milford Haven Port Authority was fined over $1 million for one incident.

o Although Thames Water's operations compare very favorably with the rest of the UK water and wastewater industry, regrettably, its UK operations have been subject to some environmental proceedings.

o It is important to note that regulations in the UK are different from those in the US. The UK has a strict liability law which means that any time sewage escapes from a sewer pipe, the Company can receive a fine, irrespective of whether it is a result of vandalism, electricity failure, etc.

o Thames Water has joined forces with the Environment Agency to reduce the risk of chemical spills into local rivers. Thames has jointly visited more than 300 businesses in the Thames' region that specialize in metal finishing (in which metals such as steel are coated for protective or decorative purposes). The visits have resulted in suggested improvements, which have reduced the risk of accidents by an estimated 35%.


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


Key Environmental Achievements of Thames Water

o Built on the site of a former Thames Water reservoir, The Barn Elms Wetland Centre makes excellent use of a redundant site and creates a 40-hectare (approx. 100 square acres) mosaic of wetland habitats. It is the largest metropolitan wetland nature reserve in Europe, home to over 130 species of birds.

o The Crossness Cycle Path opened in 2001 after the expenditure of over $1.5 million by Thames Water. For the first time, the path affords uninterrupted walking along the south side of the River Thames and links to a nearby Thames Water nature reserve.

o Thames also works with and supports a wide range of environmental and conservation groups internationally, in part by voluntarily conducting surveys that will assist these groups in implementing biodiversity protection projects.

o Additionally, Thames utilizes "green energy," with 17 combined heat and power plants running biogas and two sludge-powered generators. Thames produces through renewable energy the equivalent of 10% of its own electrical consumption, representing 22% of the renewable electrical capacity of greater London.

o One of the outstanding achievements by Thames in the environment was the clean up and restoration of the Thames River in London. River water quality in the Thames Region improved by 54.7% since 1990. The River Thames was previously classified as a "dead" river with little aquatic life, but it now is the cleanest metropolitan river in the world and supports more than 120 species of fish.

o The publication of a corporate Biodiversity Action Plan in 1999 was praised by UK Environment Minister Michael Meacher, "Thames Water is actively supporting the biodiversity action plan process. This is an approach that I commend. Conservation and enhancement of biodiversity should be central, not just an add on, to all our thinking and planning for a more sustainable lifestyle. I look forward to seeing their plans for integrating biodiversity into their strategic planning and operations."

o This year (2002) the Greater London Assembly (GLA) published its own Biodiversity Strategy for London and Thames Water was the only private company to be named in the plan.

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

o Thames Water has achieved the International Quality Standard for Environmental Management, ISO 14001, at a range of sites and business units in the UK and around the world, demonstrating the company's commitment to introduce best environmental practices across all operations. E'town, which was acquired by Thames in 2000, became the first water company in the US to achieve ISO 9001 and is well on its way to achieving ISO 14001 by the end of the year.

o In 2001 Thames achieved its highest ever UK drinking water compliance - 99.91%.

         UK Drinking Water Inspectorate 2001 Report on Thames Water Utilities:
         "Thames Water continues to supply you with drinking water of a high quality. In 2001, 99.91% of more than 484,600 tests met the drinking water standards. This is above the overall figure for England and Wales of 99.86%. The tests are carried out on samples taken from water treatment works, service reservoirs and consumers' taps. None of the failures of the standards in 2001 were considered harmful to consumers' health. Each failure was assessed and, where necessary, Thames Water has taken action to prevent further failures."

o Thames was winner of the Premier Award for companies in the Queen Mother's Birthday Awards - for efforts to clean up the River Thames and removal of litter.

         Alan Woods, Executive Director of Tidy Britain Group, an independent environmental NGO (recently changed names to ENCAMS, Alan Woods is now Chief Executive) said, "This award is richly deserved. Thames Water has played a major role in the cleaning of the River Thames and we are delighted by their ongoing commitment."

o In 1999/2000 Thames Water was named the top utility company in the Dow Jones Sustainability Index for the second year running.

o 'Bag It and Bin It' campaign --Thames spearheaded a national campaign to educate consumers about not disposing non-biodegradable materials like sanitary products and cotton buds down the toilet. Similarly, the company advised against putting fat or grease down the sink and paint and oil down the drain. These substances often cause blockages (90,000 a year) in customers' own drains or company sewers, leading to pollution incidents or surcharging.

THAMES WATER'S ENVIRONMENTAL TRACK RECORD

The following is an extract from a letter written by Jim McGivern, Managing Director of Thames Water Americas to the New Jersey Board of Public Utilities:


Thames fully recognizes the impact that our activities can have on the environment, and as a result, we take our environmental responsibility extremely seriously wherever we are working. In the UK, we have an excellent record of compliance with stringent water and effluent standards. In addition to the information provided below, we are enclosing a copy of Thames Water's first environmental review, covering the division's worldwide operations and further highlighting how seriously we take the environment and the role we have to play within it.

It should be noted at the outset that the British Government privatized the UK's water industry in 1989 when it became apparent that enormous investment was required to improve the ageing infrastructure. It was estimated that the Thames region alone would require in excess of $400 million per year to meet new water and wastewater directives, so in order to ensure that the water industry could meet the investment demands placed upon it, the industry was put into private ownership.

Thames Water has continuously demonstrated its commitment to capital investment to improve its infrastructure and, in turn, meet key environmental challenges. For example:

o Thames Water has invested nearly $8 billion in infrastructure improvements in its UK operations since privatization in 1989 (both water and wastewater).

o Of the $8 billion invested since 1989, Thames Water has invested over $2 billion at sewage treatment works, helping improve the River Thames, which was once officially classed as a "dead" river, to the point where it is now one of the world's cleanest metropolitan rivers, with over 120 species of fish.

o Over $500 million has been invested in advanced water treatment technology and now 99.9% of water sampled complies with strict UK and EU regulations.

o Since 1995, Thames Water has spent over $350 million to renovate over 2,800 miles of water mains boosting supplies to over 1 million people.

Although Thames' operations compare very favorably with the rest of the UK water and wastewater industry, regrettably, the company's UK operations have been subject to some environmental proceedings. However, reports regarding such proceedings and fines imposed on Thames Water in the UK must be considered in light of the substantial size and age of the Thames system.

o At the time of privatization in 1989, Thames took responsibility for the entire water and wastewater utility systems for London, systems that were over 300 years old in parts.

o        Thames Water is the largest water and wastewater company in the UK.
         Thames Water Utilities Limited, the subsidiary that provides water and wastewater services to the City of London and its environs ("London Utility"), supplies over seven million people with potable water. The potable water system consists of: over 19,000 miles of water mains, 96 water treatment plants, 191 pumping stations and 60 billion gallons of storage; the systems deliver 0.6 billion gallons of potable water per day.

o The London Utility's wastewater system collects and treats wastewater for approximately twelve million people. The combined (both sanitary and storm flows) sewer system consists of approximately 50,000 miles of sewer line, 2,500 sewage pumping stations and 354 sewage treatment works in England alone. The system treats approximately 1 billion gallons of wastewater per day and provides wastewater services to approximately 25% of England's population.

o Bearing in mind that Thames Water provides wastewater operations for over 25% of the UK population, the number of fines the company has received is actually not large, compared to other UK water companies who serve fewer customers.

It should also be noted that the standards for environmental enforcement in the UK are different than those in the US. Fines for environmental problems in the US normally involve situations where the activity was either intentional or grossly negligent. By contrast, the UK Environment Agency, which is responsible for water and wastewater regulation, applies a strict liability, zero tolerance standard for enforcement. Thus any spill, even one caused by a pipe burst, vandalism or power failure on the wastewater side of the operation, will subject the Thames' utility to a fine. In view of the fact that what would usually be regarded in the US as acceptable performance (i.e., well within the standards applicable to a reasonably prudent water and wastewater treatment company, assuming appropriate engineering safeguards) can result in significant fines in the UK. Reports regarding the number of investigations or proceedings that have taken place with respect to the large Thames Utility must be viewed in the context of what is in fact a very good overall performance.

Thames Water is aware of allegations reported in the press concerning Thames' environmental performance. For the reasons already discussed, these allegations are highly misleading at best and groundless at worst.

o The Thames Utility's large wastewater fine, of February 21, 2000, requires a specific explanation. In this situation, there was the extraordinary combination of pumping station failure, industrial waste and human error. These events resulted in waste backup into the homes of eight customers. There was no serious personal injury. We have attempted to support those affected in this highly regrettable and unusual incident in every way possible. We have spent approximately $2.5 million in compensation, including the cost of acquiring and refurbishing the affected homes. In addition, we are spending an additional $4 million to upgrade the local sewer system. Nevertheless, we were subject to a significant fine. Despite this unfortunate incident, the Thames has, and will continue to achieve an excellent record of compliance with strict UK water and effluent standards.

o Specifically, Thames has reached a compliance level of 99.97% with UK and European Union environmental standards for effluent discharge at the sewage treatment works - meeting some of the toughest regulations in the world.

Similarly, allegations regarding leakage at Thames Water's UK facilities ignore the causes of such problems and Thames' on-going efforts to respond:

o All available evidence points to the exceptionally heavy rainfall of winter 2000 having affected our pipe work, making it more likely to break and/or leak. Despite increased investment since then in leakage work, levels have failed to respond in the way they previously did.

o        Thames has previously succeeded in making major inroads into leakage.
         However, evidence now suggests that exceptional rainfall in the autumn/winter of 2000 has damaged our pipe network in London. This has caused a situation where, despite increased resources, leakage has not responded to our extensive repair work.

o Thames is currently taking a new approach in an area of east London, in the form of massive investment, which involves completely replacing, all pipe work in the area. This project will help develop an approach which can be used in other areas.

o Ofwat, the UK water regulator, has said it approves of the action Thames is taking.

In addition, there are numerous examples of Thames Waters' excellent environmental citizenship, including cooperative efforts with environmental regulators, commitment to substantial capital improvements such as the Ring Main in London, and commitment to environmentally sensitive solutions to the problem of sewage sludge disposal:

o Thames Water has joined forces with the Environment Agency to reduce the risk of chemical spills into local rivers. The company has jointly visited more than 300 businesses in its region that specialize in metal finishing (in which metals such as steel are coated for protective or decorative purposes). The visits have resulted in suggested improvements, which have reduced the risk of accidents by an estimated 35%.

o Thames Water's (pound)250 (nearly $400) million Ring Main tunnel improves the reliability of London's drinking water supply and is built to last for 150 years.

o Completed two years ahead of schedule, the Ring Main is the biggest single capital project Thames Water has ever undertaken and is the longest tunnel ever built in the mainland UK.

o The Ring Main's capacity is up to 1,300 million liters (over 285 million gallons) a day and it forms an 80 km (50 mile) loop under London. The tunnel has an average diameter of 1.5 meters (around 8ft)
         - big enough to drive a car through.

o The Ring Main harnesses gravity to move water, resulting in large energy savings as expensive overland pumping is reduced.

o Beckton (2.4m) and Crossness (1.9m) sewage treatment works between them treat wastewater from about 4.5 million Londoners. The resulting sludge had traditionally been disposed of at sea, but from the end of 1998, when it was agreed that such disposal should not continue, independent experts carried out an environmental assessment to find the best practical environmental option. Various beneficial reuse options were investigated, including recycling to land as an agricultural fertilizer, using the sludge for filling land, and the use of sludge-powered generators to generate "green electricity."

o Use of the sludge to generate electricity was found to be the best reuse option, and Thames therefore built two sludge-powered generators, which now generate about 12MW of electricity, enough to power around 19,000 homes. The generators incorporate state-of-the-art technology, including a six-stage pollution control system, which meets and exceeds current regulations.

The following examples provide additional evidence of Thames Water's commitment to the environment and to sustaining water resources, both in the UK and in other regions where the company does business:

o Built on the site of a former Thames Water reservoir in London, The Barn Elms Wetland Centre makes excellent use of an abandoned site and creates a 100-acre mosaic of wetland habitats. It is the largest metropolitan wetland nature reserve in Europe, home to over 149 species of birds.


o A number of Thames Water sites in the UK have won local and national conservation awards. For example, the River Thames Society last year presented Thames Water with its Annual Award in recognition of the creation of two wetland nature reserves at Farmoor Reservoir. The company is now creating a third reserve at the site.


o The Crossness Cycle Path opened in 2001 in South London, after commitment of over $1.5 million from Thames Water. For the first time, the path affords uninterrupted walking along the south side of the River Thames and links to a nearby Thames Water nature reserve.


o Thames Water has achieved the International Environmental Management Standard ISO 14001 at all of its operations in the UK, at Izmit in Turkey, and in Adelaide (the first company in Australia to achieve ISO 14001 and ISO 19001 for water and wastewater operations). This initiative has been encouraged across Thames Water's businesses, and E'town in the US recently achieved ISO 9001 status for its plant operations division.

o givewater.org - Thames Water worked with Water Aid, the international charity to establish the world's most successful click for free web site. In less than one year, the site has had over 4 million clicks and as a result Thames Water has donated $300,000 for Water Aid to provide water to some of the poorest communities in Africa & Asia.

o Thames Water is committed to building capacity in developing countries and sponsors graduate students from around the world to undertake MSc and PhD studies at the University of Surrey. Thames Water also sponsors a Chair in Civil Engineering at the University of Indonesia.

o In Thailand, Thames Water is working with the provincial authority in Pathum Thani province to reduce losses of water from the distribution system from 62% to 27% over a five-year period. In Chonburi, staff at Thames Water's subsidiary company, BJT Water, are working to save water through capital investment to enable the reuse of treated effluent for grounds maintenance.

o Thames Water's community investment program includes the recent water efficiency projects `Wise up to Water' and `Save Water - preserve the environment with Thames Water'. The company's work in Thailand over a decade has helped to reduce the unsustainable demands on groundwater resources.



Impact of Thames Water's Acquisition of E'town Corporation

The acquisition by Thames Water of E'town Corporation ("E'town") and its subsidiary New Jersey operating utilities (the "NJOUs"), which was approved by the Board on November 29, 2000, has had no negative impact on the environmental performance of those subsidiaries; indeed it has improved the NJOU's focus on environmental issues. For example, as noted above, the achievement of ISO quality management standards has been encouraged across Thames Water's businesses, and E'town recently achieved ISO 9001 status for its plant operations division.

There have been no violations of federal water or wastewater environmental law by the NJOUs since 1998, either before or after the acquisition by Thames.

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